Exhibit 10.6

LETTER OF Application for shares

To:	The Board of Directors
QMMM Holdings Limited (the “Company”)

Date: February 22, 2023

Dear Sirs,

Re: Application for Shares

We, LASTING SUCCESS HOLDINGS LIMITED of Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, hereby apply for 4,497,000 new ordinary shares (the “Shares”) in the capital of the Company, details of which are as follows:

Number of shares:	4,497,000
Class of shares:	Ordinary shares of US$0.001 par value
Consideration:	Exchange of: (1) 3,000 ordinary shares in Quantum Matrix Limited; and (2) 3,000 ordinary shares in MANYMANY CREATIONS LIMITED

Conditional upon the allotment to us of the Shares, we request and authorise the Company to enter our name in the Company’s register of members as the holder of the fully paid Shares.

We confirm that we will hold the Shares on the terms of Company’s articles of association. We also confirm that the address we have given will be our address recorded in the register of members and the address to which notices of meeting and other notices under the Company’s articles of association are to be given.

Yours faithfully,

For and on behalf of:
LASTING SUCCESS HOLDINGS LIMITED

/s/ CHIANG Chien Heng
MSB Infinitus Limited
Sole Director of the Company